UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

(Rule 14a-101)

INFORMATION REQUIRED IN PROXY STATEMENT

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of
the Securities Exchange Act of 1934

(Amendment No. 1)

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Investors Real Estate Trust
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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Amendment No. 1 to Proxy Statement

Investors Real Estate Trust

1400 31st Ave SW, Suite 60

PO Box 1988

Minot, ND 58702-1988

This Amendment No. 1 amends the definitive proxy statement on Schedule 14A filed by Investors Real Estate Trust (the “Company”) with the Securities and Exchange Commission on August 4, 2016 (the “Proxy Statement”) for the shareholder meeting held on September 20, 2016.

The sole purpose of this Amendment No. 1 is to clarify certain statements regarding trustee nominations for the 2017 annual meeting of shareholders in the section entitled “Shareholder Proposals and Nominations” appearing on page 44 of the Proxy Statement. Such section is amended and restated to read in its entirety as follows:

“The Company did not receive any shareholder proposals or shareholder nominations for the Annual Meeting.

Shareholders who wish to submit a shareholder proposal for inclusion in the Company’s proxy statement and form of proxy for the 2017 annual meeting of shareholders must comply with the requirements as to form and substance established by the SEC and set forth in Rule 14a-8 of the Exchange Act, including delivering the required materials to the Company’s Secretary at the following address: Investors Real Estate Trust, 1400 31st Avenue SW, Suite 60, PO Box 1988, Minot, North Dakota, 58702-1988. Such proposal must be received by the Company’s Secretary no later than by April 4, 2017 in order to be included in the Company’s proxy statement and form of proxy for such meeting pursuant to Rule 14a-8 of the Exchange Act. Shareholders who wish to submit a shareholder proposal outside of the processes of Rule 14a-8 of the Exchange Act, but rather in compliance with Article III, Section 6(A) of the Company’s Bylaws, must comply with the requirements of the Bylaws, including delivering the required materials to the Company’s Secretary at the above address no earlier than the close of business on May 19, 2017 and no later than the close of business on June 19, 2017. If such notice is received by the Company on or after June 20, 2017, then such notice will be considered untimely. Shareholder proposals submitted in this manner will not be included in the Company’s proxy statement or form of proxy. The Company reserves the right to reject, rule out of order or take other appropriate action with respect to any proposal that does not comply with these and other applicable requirements.

Shareholders who wish to propose a trustee nominee for the 2017 annual meeting of shareholders must comply with Article III, Section 6(B) of the Company’s Bylaws, including delivering the required materials to the Company’s Secretary at the following address: Investors Real Estate Trust, 1400 31st Avenue SW, Suite 60, PO Box 1988, Minot, North Dakota, 58702-1988. Submissions must be received by the Secretary no earlier than the close of business on May 19, 2017 and no later than the close of business on June 19, 2017. Such shareholder nominations will not be included in the Company’s proxy statement or form of proxy. For information on recommending individuals for consideration as nominees to the Company’s Board of Trustees, see the discussion under ‘Corporate Governance and Board Matters — Board Committees.’ ”

This material is first being released to stockholders on or about November 4, 2016, and should be read together with the Proxy Statement.

THE 2016 ANNUAL MEETING OF SHAREHOLDERS HAS ALREADY OCCURRED. THE INFORMATION IN THIS AMENDMENT NO. 1 IS PROVIDED SOLELY TO UPDATE INFORMATION RELATED TO SHAREHOLDER PROPOSALS AND TRUSTEE NOMINATIONS FOR THE 2017 ANNUAL MEETING OF SHAREHOLDERS.